LCNB Operations Center, Lebanon OH Investor Presentation Q3 2022 NASDAQ: LCNB

Forward Looking This presentation, as well as other written or oral communications made from time to time by us, contains certain forward-looking information within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. These forward-looking statements regarding future events and circumstances involve known and unknown risks, including those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and other SEC filings, uncertainties and other factors that may cause our actual results, levels of activity, financial condition, performance or achievements to be materially different from any future results, levels of activity, financial condition, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions, estimates or judgments by us that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include: • changes in competitive and market factors that might affect our results of operations; • changes in laws and regulations, including without limitation changes in capital requirements under the Basel III capital standards; • changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; • our ability to identify potential candidates for, and consummate, acquisition or investment transactions; • the timing of acquisition or investment transactions; • local, regional and national economic conditions and events and the impact they may have on us and our customers; • targeted or estimated returns on assets and equity, growth rates and future asset levels; • our ability to attract deposits and other sources of liquidity and capital; • changes in the financial performance and/or condition of our borrowers; • changes in the level of non-performing and classified assets and charge-offs; • changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, as well as changes in borrowers’ payment behavior and creditworthiness; • changes in our capital structure resulting from future capital offerings or acquisitions; • inflation, interest rate, securities market and monetary fluctuations; • the effects on our mortgage warehouse lending and retail mortgage businesses of changes in the mortgage origination markets, including changes in monetary policies, interest rates and the regulation of mortgage originators, services and securitizers; These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, financial condition, performance or achievements. Accordingly, there can be no assurance that actual results will meet our expectations or will not be materially lower than the results contemplated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable law. • timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; • changes in consumer spending, borrowing and saving habits; • technological changes; • our ability to grow, increase market share and control expenses, and maintain sufficient liquidity; • volatility in the credit and equity markets and its effect on the general economy; • the potential for customer fraud; • effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; • the businesses of the Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; • our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and • material differences in the actual financial results of merger and acquisition activities compared with expectations. L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 Forward Looking

About LCNB LCNB Corp. | Q3 2022 Investor Presentation

Successfully Serving Our Communities for 145 Years

LCNB has grown to become one of the largest community banks in Ohio


LEBANON CITIZENS
NATIONAL BANK


ANNUAL
REPORT
1976


The
Loan Arranger
is
HERE NOW!




100
COMPANY



1877
Founding

Originally founded in 1877 as the Lebanon National Bank, LCNB National Bank has evolved significantly over 145 years of existence.

1878 - 1976
Economic Growth in Warren County

Warren County grew from 27,000 residents to nearly 100,000 in this 100-year period. LCNB was a valued local financial institution that supported the local economy.

1977 - 2007
Branch Expansion & Organic Growth

1977, LCNB had 50 employees and 3 offices. In 1984, LCNB exceeded $100 million in assets for the first time. By 2001, LCNB grew to 18 offices, 250 employees, and $480 million in assets.

2008 - 2012
Managing the Great Financial Crisis & Recovery

Safety and soundness have long been a hallmark of LCNB. This approach served LCNB well through the great financial crisis. LCNB remained profitable and charge-offs peaked at 0.44% of average loans in 2010.

2013 - 2019
Accelerated Growth Through Acquisitions

LCNB completed four successful acquisitions during this period. LCNB acquired banks that had similar cultures, and markets with strong core customer demographics.

2020 - 2022+
Pandemic & Well Positioned for a Successful Future

LCNB remains focused on transforming its business to align with the financial needs of its personal, commercial, and wealth customers, while staying true to the Company's community banking values.

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 4

Compelling Community Banking Presence

Operating in robust, growing Ohio markets



Cincinnati Counties
Dayton Counties
Columbus Counties
Micropolitan Counties

Market Highlights

Cincinnati Market	• Market includes 16 counties in OH, KY and IN • MSA is the 30th largest in the U.S. • Population: 2.2 million • Fastest growing air cargo hub in North America supported by Amazon's $1.5 billion Prime Air • Key industries include: Biohealth, Business and Professional Services, Advanced Manufacturing, and Technology
Dayton Market	• Market includes 12 Western OH Counties • MSA is the 73rd largest in the U.S. • Population: 1.8 million • Wright-Patterson Air Force Base is the state's largest single-site employer • Key industries include: Advanced Manufacturing, Aerospace and Defense, Agriculture, Bioscience, and Logistics
Columbus Market	• Market includes 11 Central OH counties • MSA is the 32nd largest in the U.S. • Population: 2.2 million • 17 Fortune 1,000 HQs, and 52 colleges and universities • $20+ billion investment from Intel for two new chip factories • Key industries include: Government, Education, Logistics, Business Services, Technology, and Manufacturing
Chillicothe and Ross Markets	• Conveniently located between Columbus, OH, Cincinnati, OH and Charleston, WV • 60% of the U.S. population is within a day's drive from Ross County • Honda Motor and LG Energy Solution investing $3.5 billion and creating 2,200 jobs for EV Battery Plant • Key industries include: Manufacturing, Food Processing, Paper, Pet, and Healthcare

Among Largest Banks in Ohio

According to the June 2022 FDIC Market Share Report, LCNB is the 26th largest bank in the state of Ohio

Fastest Growing Ohio Counties

LCNB's markets include 9 of the top 10 fastest growing counties in Ohio according to www.stacker.com

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY

PAGE 5

LCNB CORP.

Where Does LCNB Stand Today?

A proven platform that drives our history of strong operating and financial performance

Pillars of Success

Attractive Markets
30 branches in Southwestern and Central Ohio representing fast growing markets with above average household incomes and favorable business landscape

Diverse Services
Personal Banking, Business Banking, and Wealth Management support robust levels of noninterest income

Compelling Scale
One of the largest community banks in Ohio with $1.91 billion in assets, and over 60,000 Personal, Business and Wealth customers

Experienced Leadership
Leadership team has ~30-year average tenure within banking sector, and LCNB is committed to nurturing a strong, diverse and talented organization

Strong Performance
Compelling financial model has produced a 10.9% CAGR in net income from 2016 to 2021, which supports attractive dividend and share repurchase programs

Excellent Asset Quality
Proven asset quality throughout multiple cycles, including the recent Great Financial Crisis and the global COVID-19 pandemic

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 6

Corporate Purpose: Go Further Together

Committed to serving all stakeholders

Customers & Communities	Teammates	Shareholders
Every product and service is crafted to make a difference for our customers	Committed to nurturing our associates through tangible career growth and development programs	Focused on producing strong and consistent performance
Personal, commercial, and wealth management solutions to fit every customer's unique needs	Established Employee Assistance Program, LCNB Care Center, and Health and Wellness Committee	Track record of profitability and strong asset quality
LCNB's CRA-qualified donations touched all 10 counties in which the Bank has branch offices	Diversity, Equity and Inclusion Council to promote an environment where diversity is better understood and celebrated	Never decreased or suspended its dividend
Tradition of supporting communities through donations, volunteerism, and service	LCNB has achieved 27% Board Diversity, in part through six new Directors being added since 2018	As of September 30, 2022, LCNB had repurchased 1,172,456 shares of its common stock year-to-date

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY

PAGE 7

Strategic Transformation LCNB Corp. | Q3 2022 Investor Presentation

Growth Oriented Strategic Plan

Strategic plan focused on producing strong and consistent performance

Balance Growth
Focusing on profitable growth without compromising credit standards

Diversify Revenues
Multiple sources of revenue support high levels of noninterest income

Focus on Profitability
Proactively control costs, pricing and asset quality

Return Capital to Shareholders
Longstanding dividend policy and share repurchase program

Pursue Compelling M&A Opportunities
Focus on complementary financial institutions

Continual and Strategic Transformation
Align offerings and services with customer needs

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 9

L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 0 Diverse Financial Services Personal and Business Banking Services, combined with Wealth Management, deliver high levels of noninterest income $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 2011 – 2021 Growth Growing revenue streams has supported an increase of over 109% in noninterest income over the past 10 years Strong Fiduciary Income On an LTM basis, 44% of LCNB’s noninterest income is derived from fiduciary income Improving Against Peer LCNB’s non-interest income to average assets has improved against peer, moving up from the median to the top third of banks in its $1.0 billion to $3.0 billion peer group Annual Noninterest Income Growth (in thousands)

Expanding Wealth Management Opportunities

LCNB is well positioned to grow its wealth management platform as other community banks do not offer independent wealth management capabilities, and many larger competitors fall short of LCNB's level of customer service

Wealth Management Assets
(in thousands)

5-Year **CAGR Growth: 16.5%**



$1,056,763
$492,197
FY2016
FY2021

FIDUCIARY INCOME
(in thousands)

5-Year **CAGR Growth: 15.2%**



$6,674
$3,286
FY2016
FY2021

Wealth Management Growth Drivers

1

Comprehensive Product Portfolio

LCNB's Wealth Management solutions includes Investments & Guided Wealth Portfolios, Annuities & Insurance, Tax & Financial Planning, Retirement, Estate & Tax Planning, and Trust Administration

2

Local Service and Presence

All Trust and Investment officers are located within LCNB's markets, focused on being responsive to clients' needs and providing solutions without 800 numbers or out-of-market support

3

Trust Expertise

The wealth team is comprised of credentialed staff, including CFPs, CFAs and attorneys who share extensive experience and expertise

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 11

Supporting Digital Growth and Customer Engagement

Investing in technology to match customer needs

Digital Transactions: *Up 10.5% Year-over-Year*



3Q2021
4Q2021
1Q2022
2Q2022
3Q2022

Paperless Accounts: *Up 11.6% Year-over-Year*



3Q2021
4Q2021
1Q2022
2Q2022
3Q2022

Investing in Secure Digital and Mobile Platforms

LCNB's established digital strategy was underway prior to the pandemic, further extending the Company's robust digital and mobile platforms compared to other community banks

Focused on expanding digital marketing efforts and reach, while optimizing physical branch presence

Growing secure messaging capabilities within online and mobile apps. Immediate customer adoption; ~10% of call volume through chat

e-sign capabilities, digital document capture, and automated workflows to increase efficiencies and improve client experience

Refreshed entire ATM network

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 12

$- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 Brokerage Accounts Cash Management Mortgage Loans Serviced Wealth LCNB Corp. Assets L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 3 Successful Strategic Transformation From 2011 to 2021, Total Assets Managed have increased 169% (in thousands)

Financial and Operating Highlights LCNB Corp. | Q3 2022 Investor Presentation

Year-to-Date 2022 Financial Highlights

Higher net interest income, excellent asset quality, and net interest margin expansion drove record year-to-date profitability

Total Assets ($ in billions)



$1.88
$1.90
9/30/2021
9/30/2022

- Total assets up 1.1%
- Loans, net increased 2.8% as a result of strong year-over-year commercial and industrial, and commercial real estate loan growth

Nonperforming Assets to Total Assets



0.14%
0.02%
9/30/2021
9/30/2022

- Nonperforming assets to total assets at historically low levels, supported by disciplined underwriting standards and stable economic trends
- Nonperforming assets are down 82.4% year-over-year

YTD EPS, Diluted



$1.21
$1.36
YTD 2021
YTD 2022

- Diluted EPS, increased 12.4% year-over-year
- Higher net interest income was driven by overall growth in the taxable debt securities and loan portfolios
- Stable cost of funds contributed to the increase in net interest income
- YTD 2022 non-interest expense was partially offset by an $889,000 gain from the sale of other real estate owned

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 15

L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 6 Stock Repurchase (in thousands) $1,872 $8,310 $22,980 2020 2021 2022 YTD • Year-to-date, LCNB repurchased 1,172,456 shares or 9.4% of its outstanding common stock prior to the repurchase • The Board will continue to evaluate selective repurchases in order to manage capital position and maintain attractive ROATCE levels going forward Cash Dividend $0.73 $0.77 $0.80 2020 2021 2022 Annualized Dividend Payout Ratio 47.1% 46.4% 44.1% 2020 2021 YTD 2022 • Four consecutive years of dividend increases • From 1998 to 2021, LCNB’s regular cash dividend payment has increased at a CAGR of 3.5% • LCNB has sufficient capital to repurchase shares, support its growing cash dividend program, as well as pursue organic growth and acquisition opportunities Capital Allocation On track to return a record amount of capital back to shareholders in 2022

L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 7 Robust Capital Levels Supports strategic and organic growth objectives Average Loans to Deposits 92.4% 84.8% 83.2% 12/31/2020 12/31/2021 9/30/2022 • Loan growth funded through core deposits Total Risk-Based Capital $174,079 $181,111 $186,788 12/31/2020 12/31/2021 9/30/2022 • Total risk-based capital exceeds well-capitalized threshold • Significant availability from FHLB • Additional liquidity available through line-of-credit agreements and insured cash sweep program

Overview Deposit Trends (in thousands) Core Deposits to Total DepositsDeposit Composition (in thousands) $- $500,000 $1,000,000 $1,500,000 $2,000,000 9/30/2021 9/30/2022 Noninterest-bearing Interest-bearing • Off balance sheet insured cash sweep program • Total deposits increased 3.4% year-over-year to $1.66 billion at September 30, 2022 • Noninterest-bearing stood at 31.5% of total deposits at September 30, 2022 • Cost of deposits were only 0.23% at September 30, 2022 L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 8 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% $1,560,000 $1,580,000 $1,600,000 $1,620,000 $1,640,000 $1,660,000 $1,680,000 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Total Deposits Total Cost of Deposits Deposit Performance Prudent management of local and stable deposit base 98.3% 98.5% 98.6% 99.1% 99.3% Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022

8.3% 66.0%23.0% 2.1% 0.6% Commercial and industrial Commercial real estate Residential real estate Consumer Agricultural Other • Products include commercial and industrial loans, commercial and residential real estate loans, agricultural loans, construction loans, various types of consumer loans, and SBA loans • Loans, net at September 30, 2022, increased 0.5% year- to-date to $1.37 billion Overview Loans, Gross (by Industry Type) YTD Average Earning Assets to Average Total AssetsLoans, Net (in thousands) L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 9 $- $400,000 $800,000 $1,200,000 $1,600,000 89.8% 90.0% 9/30/2021 9/30/2022 Lending Overview LCNB’s local and individual lending culture drive loan growth

L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 0 Q3 2022 CRE Breakdown Top CRE Categories (includes non-owner occupied and owner occupied) 66.3% 33.7% CRE Non-Owner Occupied CRE Owner Occupied Category Balance % of CRE Portfolio Retail Building $146.2 mil. 24% Office Building $141.4 mil. 23% Mixed Use Building $75.6 mil. 12% Hotel/Motel $44.4 mil. 7% Self Storage $35.5 mil. 6% Light Industrial $26.7 mil. 4% Remainder $141.2 mil. 23% Total $611.0 mil. 100% 10-Year CRE Portfolio Growth ($ in millions) Overview $- $100 $200 $300 $400 $500 $600 $700 12/31/2011 12/31/2021 Non-Owner Occupied Owner Occupied • 64.9% CRE Loan Allowance as a percentage of Total Allowance • Commercial real estate loans are generally originated with a 75% to 85% maximum loan-to-appraised value ratio, depending upon borrower occupancy CRE Trends Track record of managing a high-quality and growing CRE portfolio

Net Charge-Offs to Average Loans L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 1 • Proven asset quality throughout multiple cycles • Net Charge-offs to average loans outstanding peaked at 0.44% during the great financial crisis • For the 2022 nine-month period, net charge-offs were $131,000 or 0.01% of average loans, compared to $139,000 for the 2021 nine-month period Asset Quality Excellent asset quality is a longstanding hallmark of LCNB 0.14% 0.19% 0.44% 0.39% 0.18% 0.08% 0.21% 0.18% 0.06% 0.05% 0.03% 0.02% 0.03% 0.00% 0.01% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 0.50% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD

Net Interest Income After Provision for Loan Losses, Annually Annual Diluted EPS $- $5,000 $10,000 $15,000 $20,000 $25,000 2016 2017 2018 2019 2020 2021 Annual Net Income Increased at an 11.8% CAGR • 2021 EPS increased 7.1% to $1.66 per diluted share • Strong full year returns at December 31, 2021: ‒ Return on average tangible equity: 11.67% ‒ Return on average assets: 1.13% • February 2022’s share repurchase expected to be 6.8% accretive to LCNB’s earnings per share in 2022 and approximately 7.0% accretive in future years Focused on Maintaining Strong Profitability L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 2 $- $0.50 $1.00 $1.50 $2.00 2016 2017 2018 2019 2020 2021 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2016 2017 2018 2019 2020 2021 Earnings Growth (charts in thousands, expect annual diluted EPS) LCNB has a history of high levels of profitability and strong earnings growth

Corporate Governance LCNB Corp. | Q3 2022 Investor Presentation

DIVIDEND HIGHLIGHTS 2022 third quarter cash dividend increased 5.3% over the prior year period At September 30, 2022, LCNB’s dividend yield was 5.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 4 1 2022 Dividend Annualized From 2018 to 2021, LCNB’s annual dividend has increased at a 5.8% CAGR Longstanding and Growing Dividend Strong balance sheet and compelling financial model supports growing dividend policy

L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 5 Name & Principal Occupation Age Director Since Independent Significant Shareholder Banking Sector Corporate Finance Wealth Management Mary E. Bradford Former IT Executive, GE Aviation 66 2018 Spencer S. Cropper, Chairman CPA for Stolle Properties, Inc 48 2006 Steve P. Foster Former President and CEO of LCNB 69 2005 William G. Huddle Former Banker 66 2018 Craig M. Johnson Certified Public Accountant 66 2019 Michael J. Johrendt Attorney at Johrendt & Holford 68 2018 William H. Kaufman Attorney at Kaufman & Florence 78 1982 Anne E. Krehbiel Attorney at Krehbiel Law Office 66 2010 Takeitha W. Lawson Director at altafiber 42 2021 Eric J. Meilstrup President & CEO of LCNB 54 2018 Stephen P. Wilson Former CEO of LCNB 71 1982 Experience Board of Directors Accomplished and well-versed Board of Directors

L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 6 Eric J. Meilstrup President & Chief Executive Officer Mr. Meilstrup has served in a variety of executive, operational, customer service, and HR roles throughout his 30+ year tenure at LCNB. He is also an active member of the community and serves on several boards outside the Bank. Lawrence P. Mulligan Jr. EVP & Chief Operating Officer Mr. Mulligan joined LCNB in 2018 and has 30+ years of banking, finance, and community experience. He spent 27 years at First Financial Bank and served as Mayor of Middletown, Ohio for 12 years. Michael R. Miller EVP & Chief Wealth Officer Mr. Miller joined LCNB in 2017, after 3+ years at Fifth Third Bank. He has more than 38 years of legal, trust, and wealth management experience, and also serves on the Board of the Sinclair College Foundation and is a judge at The Goering Center for Family and Private Business. Laura K. Tiller SVP, HR & Talent Development Ms. Tiller joined LCNB in 2019, bringing 30 years’ experience in human resources and operations leadership in the food retail industry. Laura has served as a member of the United Way Action Council and is involved with the American Cancer Society and the Muscular Dystrophy Association. Jeff D. Meeker SVP, Chief Credit Officer Mr. Meeker joined LCNB in 2013 with the acquisition of Citizens National Bank. He has over 35 years of banking experience including multiple senior level roles in lending, finance and executive positions. He is an active member of the Farm Bureau and supports the agriculture industry. Brian N. Bausmith SVP, IT & Data Security Mr. Bausmith has led the IT group at LCNB for 14 years. He has held several positions at the bank during his 35-year career. He has served as board chair for the Cincinnati Chapter of AIB, is involved in youth sports, and on the board of his church. Robert C. Haines II EVP, Chief Financial Officer Mr. Haines has been the CFO of LCNB for 14 years, after serving in a variety of finance, IT, and operational positions during his nearly 30-year tenure at LCNB. Bradley A. Ruppert EVP, Chief Investment Officer Mr. Ruppert joined LCNB in 2008 and has 23 years of investment, finance, and community experience. He is the President of the Board of Warren County Community Services, and on the investment committees of the Warren County Foundation and of Otterbein Homes. Matthew P. Layer EVP, Chief Lending Officer Mr. Layer has been with LCNB for nearly 40 years. His position as Chief Lending Officer started in 2008 after serving in varying lending functions within the bank. An active Warren Countian since birth, he presently serves on the APC Board and Warren County Port Authority. Annie S. Joseph SVP, Branch Administrator Ms. Joseph has held positions of increasing responsibility in branch administration and retail banking. She joined LCNB in 2006 and has over 20 years in the banking industry. She received her MBA from Xavier University and is active in Sigma Gamma Rho sorority. Jackie A. Manley SVP, Wealth & Taxes Ms. Manley started at LCNB in 2013 and has extensive experience in tax and wealth management. She earned a JD and has a CFP designation. Her volunteer service includes board service on the Partnership for Philanthropic Planning of Greater Dayton. Ann M. Smith SVP, Deposit Operations Ms. Smith has held a variety of leadership positions with LCNB during her 35-year career, focused on deposit operations, security, and client service. She is active in the Lebanon community and serves on several non-profit boards. She is engaged with Jack Henry & Associates deposit user groups as well. Management Team Seasoned management team of experienced bankers

Summary

*LCNB is focused on moving **Further Together** to create value for all the Company's stakeholders*

- *Growth-oriented community bank dedicated to creating significant long-term shareholder value*
- *Business model focused on providing diverse financial services and an above-average level of fee income*
- *History of strong financial performance*
- *Strong, competitive position within large, compelling, and distinct Ohio markets offering significant market share growth potential*
- *Experienced and motivated management team*
- *Ongoing commitment to maintaining strong governance by adding highly-qualified, independent individuals to the Board.*
- *Proven acquisition strategy*

Relationships make the difference for growing clients.
"I've worked with a lot of banks, and LCNB just has a different touch. They do it better. They put in the effort to help lead you in the right direction. You can just tell that they really care about our business."
Dan Lech & Bryan Taulbee, Owners, Broadway Barrel House



LCNB CORP. | Q3, 2022 INVESTOR SUMMARY PAGE 27

Appendix LCNB Corp. | Q3 2022 Investor Presentation

Annual Financials

Dollars in thousands	2017	2018	2019	2020	2021
Net interest income	40,864	48,169	54,406	56,218	57,124
Provision (credit) for loan losses	215	923	207	2,014	(269)
Noninterest income	10,458	11,050	12,348	15,741	16,232
Noninterest expense	33,863	40,502	43,522	45,785	48,040
Income before income taxes	17,244	17,794	23,025	24,160	25,585
Income taxes	4,272	2,949	4,113	4,085	4,611
Net income	12,972	14,845	18,912	20,075	20,974
Net interest margin	3.58%	3.63%	3.71%	3.70%	3.45%
Fee Income/Total Income	19.04%	16.83%	15.92%	19.79%	20.97%
Total assets	1,295,638	1,636,927	1,639,308	1,745,884	1,903,629
Loans, net	845,657	1,194,577	1,239,406	1,293,693	1,363,939
Total deposits	1,085,821	1,300,919	1,348,280	1,455,423	1,628,819
Book value per share	14.99	16.47	17.63	18.73	19.22
Tangible book value per share	11.64	11.67	12.78	13.93	14.33
Earnings per share, diluted	1.29	1.24	1.44	1.55	1.66
Cash dividend (per share)	0.64	0.65	0.69	0.73	0.77
Dividend pay-out ratio	49.23%	52.42%	47.92%	47.10%	46.39%
Return on average assets	0.99%	1.00%	1.15%	1.18%	1.13%
Return on average tangible equity	11.33%	10.74%	11.72%	11.53%	11.67%

LCNB CORP. | Q3, 2022 INVESTOR SUMMARY

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Quarterly Financials L C N B C O R P . | Q 3 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 3 0 Quarterly Financials Dollars in thousands Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Net interest income 14,073 14,310 14,223 15,167 15,444 Provision (credit) for loan losses 306 (508) 49 377 (157) Noninterest income 4,106 4,347 3,550 3,528 3,581 Noninterest expense 12,029 12,311 12,250 11,469 12,350 Income before income taxes 5,844 6,854 5,474 6,849 6,832 Income taxes 1,027 1,227 951 1,231 1,253 Net income 4,817 5,627 4,523 5,618 5,579 Net interest margin 3.32% 3.34% 3.35% 3.54% 3.54% Fee Income/Total Income 21.46% 22.25% 19.01% 17.88% 17.65% Total assets 1,884,252 1,903,629 1,899,630 1,912,627 1,904,700 Loans, net 1,334,331 1,363,939 1,373,991 1,367,644 1,371,045 Total deposits 1,603,203 1,628,819 1,636,606 1,658,825 1,657,370 Book value per share 19.17 19.22 18.14 17.84 17.31 Tangible book value per share 14.28 14.33 12.84 12.53 11.97 Earnings per share, diluted 0.39 0.45 0.38 0.49 0.49 Cash dividend (per share) 0.19 0.20 0.20 0.20 0.20 Dividend pay-out ratio 48.72% 44.44% 52.63% 40.82% 40.82% Return on average assets 1.02% 1.18% 0.96% 1.18% 1.15% Return on average tangible equity 10.62% 12.51% 11.11% 15.52% 15.30%

31 lcnbcorp.com NASDAQ: LCNB LCNB National Bank | lcnb.com 2 N. Broadway Lebanon, OH 45036 Member FDIC | Equal Housing Lender #furthertogether